EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

S1 PHARMACEUTICALS, INC.

S1 Pharmaceuticals, Inc. hereby adopts this Certificate of Incorporation pursuant to the provisions of the General Corporation Laws of the State of Delaware.

ARTICLE I

NAME

The name of the corporation is S1 Pharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808, and the name of the registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is One Million (1,000,000) shares, par value $0.0001 per share, consisting of two separate classes divided and designated as follows:  (i) Nine Hundred Thousand (900,000) shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) One Hundred Thousand (100,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Except as otherwise restricted by this Certificate of Incorporation, the Corporation is authorized to issue from time to time all or any portion of the capital stock of the Corporation that is authorized but not issued to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of each class of capital stock of the Corporation shall be as hereafter provided in this Article IV.

A.                                    PREFERRED STOCK.

1.                                      General.  The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation’s Board of Directors may determine.  Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

2.                                      Designation, Voting Powers, Preferences, etc.  Authorized and unissued shares of Preferred Stock may be issued with such designations, voting powers (or no voting powers), preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of any series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series; (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple or fractional votes per share; (iii) the dividend rate on the shares of such series, any restriction, limitation, or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible; and (viii) such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

B.                                    COMMON STOCK.

1.                                      General.  The rights of the holders of the Common Stock with respect to dividends and upon the liquidation, dissolution and winding up of the Corporation’s affairs, are subject to and qualified by the rights of the holders of Preferred Stock as specified herein and any other class of the Corporation’s capital stock that may hereafter be issued and outstanding having rights in the event of the liquidation, dissolution, or winding-up of the Corporation senior to or pari passu with the rights of holders of Common Stock.  Each share of Common Stock shall be treated identically as all other shares of Common Stock with respect to dividends, distributions, rights in liquidation and in all other respects.

2.                                      Voting.  Each holder of shares of Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of stockholders (and written actions in lieu of meetings).  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined number of the Corporation’s issued and outstanding Common Stock and Preferred Stock that votes together with the Common Stock generally, irrespective of the provision of Section 242(b)(2) of the DGCL.

3.                                      Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock and any other classes or series of the Corporation’s capital stock that may hereafter be authorized and issued having preferred dividend rights senior to or pari passu with the rights of holders of Common Stock.

4.                                      Liquidation.  In the event of the liquidation, dissolution, or winding-up of the Corporation, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to the rights and preferences of any then outstanding shares of Preferred Stock and any other classes or series of the Corporation’s capital stock that are issued and outstanding having rights upon the occurrence of the liquidation, dissolution, or winding-up of the Corporation senior to or pari passu with the rights of holders of Common Stock.

ARTICLE V

PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

LIMITATION ON LIABILITY; INDEMNIFICATION

To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify each person who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which each such indemnified person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnified person’s official capacity and as to action in another capacity while serving as a director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Any (i) repeal or amendment of this Article VI by the stockholders of the Corporation or (ii) amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or amendment with respect to any acts or omissions occurring before such repeal or amendment of a person serving as a director, officer, employee or agent of the Corporation or otherwise enjoying the benefits of this Article VI at the time of such repeal or amendment.

ARTICLE VII

AMENDMENTS

The Corporation reserves the right to amend, alter or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed in this Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE VIII

MISCELLANEOUS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.                                    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

B.                                    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

C.                                    The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

D.                                    Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

ARTICLE IX

COMPROMISES OR ARRANGEMENTS

WITH CREDITORS AND STOCKHOLDERS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholder of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X

NAME AND ADDRESS OF INCORPORATOR

The name and mailing address of the sole incorporator is as follows:

Nicolas Sitchon 1 Independence Way, #102 Jersey City, NJ 07305

I, the undersigned, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of October, 2010.

/s/ Nicolas Sitchon
Nicolas Sitchon, Sole Incorporator

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

S1 PHARMACEUTICALS, INC.

It is hereby certified that:

1.                                      The name of the corporation is S1 Pharmaceuticals, Inc. (the “Corporation”).

2.                                      The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof, and by substituting in lieu thereof, the following new Article I:

“ARTICLE I

The name of the corporation is S1 Biopharma, Inc. (the “Corporation”).”

3.                                      The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 21, 2012.

By:	/s/ Nicolas Sitchon
Name:	Nicolas Sitchon
Title:	President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

S1 BIOPHARMA, INC.

S1 Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of S1 Biopharma, Inc. (the “Corporation”), on October 22, 2014, duly adopted the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 6, 2010 and was amended pursuant to that certain Certificate of Amendment to Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on June 25, 2012.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of S1 Biopharma, Inc., as amended, shall be amended as set forth below:

1.                                      The introductory paragraphs to Article IV of the Certificate are hereby amended and restated in their entirety so as to provide as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, par value $0.0001 per share, consisting of two separate classes divided and designated as follows:  (i) Fifty Four Million (54,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) Six Million (6,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Effective upon the time that the Certificate of Amendment to the Certificate of Incorporation of the Corporation that is being filed by the Corporation with the Secretary of State of the State of Delaware becomes effective pursuant to the Delaware General Corporation Law (the “Effective Time”), every share of the Corporation’s Common Stock that was authorized and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be and is hereby automatically changed and divided (without any further act by any stockholder or any other person) into 60 fully-paid and nonassessable shares of Common Stock (the “Forward Stock Split”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation.  The par value of each share of Common Stock shall not be adjusted in connection with the Forward Stock Split.  At the Effective Time, the certificates representing the shares of Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation.  All of the outstanding share amounts, amounts per share and per share numbers for the Common Stock set forth in the Certificate of Incorporation shall be appropriately adjusted to give effect to the Forward Stock Split, as applicable.

Except as otherwise restricted by this Certificate of Incorporation, the Corporation is authorized to issue from time to time all or any portion of the capital stock of the Corporation that is authorized but not issued to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of each class of capital stock of the Corporation shall be as hereafter provided in this Article IV.”

SECOND:  Thereafter, pursuant to a resolution adopted by the Board, the Corporation submitted the proposed amendment to the stockholders for approval in accordance with the DGCL, and the holders of a majority of the outstanding shares of common stock of the Corporation, the only outstanding class or series of capital stock, voted in favor of the amendment.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL and written notice has been given as provided in such Section 228.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 22 day of October, 2014.

S1 BIOPHARMA, INC.

By:	/s/ Nicolas G. Sitchon
Name: Nicolas G. Sitchon
Title: President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

S1 BIOPHARMA, INC.

S1 Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY THAT:

FIRST:  The Board of Directors (the “Board”) of S1 Biopharma, Inc. (the “Corporation”), on November 24, 2014, duly adopted the following resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as amended, declaring such amendment to be advisable and calling for consideration thereof by the stockholders of the Corporation.  The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on October 6, 2010 and was amended pursuant to (i) that certain Certificate of Amendment to Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on June 25, 2012, and (ii) that certain Certificate of Amendment to Certificate of Incorporation of the Corporation originally filed with the Secretary of State of the State of Delaware on November 5, 2014.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of S1 Biopharma, Inc., as amended, shall be amended as set forth below:

1.                                      The introductory paragraphs to Article IV of the Certificate are hereby amended and restated in their entirety so as to provide as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is Seven Hundred Fifty-Six Million (756,000,000) shares, par value $0.0001 per share, consisting of two separate classes divided and designated as follows:  (i) Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) Six Million (6,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).”

SECOND:  Thereafter, pursuant to a resolution adopted by the Board, the Corporation submitted the proposed amendment to the stockholders for approval in accordance with the DGCL, and the holders of a majority of the outstanding shares of common stock of the Corporation, the only outstanding class or series of capital stock, voted in favor of the amendment.

THIRD:  The amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.  With respect to such adoption, written consent has been given by the stockholders of the Corporation in accordance with the provisions of Section 228 of the DGCL and written notice has been given as provided in such Section 228.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 24th day of November, 2014.

S1 BIOPHARMA, INC.

By:	/s/ Nicolas G. Sitchon
Name: Nicolas G. Sitchon
Title: President and Chief Executive Officer